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                                                                     EXHIBIT 4.7


                                SECOND AMENDMENT

                                     to the

                       AMENDED AND RESTATED LOAN AGREEMENT

      This SECOND AMENDMENT to the AMENDED AND RESTATED LOAN AGREEMENT (this "Second Amendment"), dated as of January 30, 1998, is by and between POWER TEST REALTY COMPANY LIMITED PARTNERSHIP, a New York limited partnership having its principal office at 125 Jericho Turnpike, Jericho, New York 11753 (the "Borrower") and FLEET NATIONAL BANK (successor in interest to Fleet Bank of Massachusetts, N.A.), a national banking association having its principal place of business at One Federal Street, Boston, Massachusetts 02110 (the "Bank").

      WHEREAS, the Borrower and the Bank are parties to that certain Amended and Restated Loan Agreement, dated as of October 31, 1995, as amended by that certain First Amendment to the Amended and Restated Loan Agreement, dated as of April 18, 1997 (as amended, the "Loan Agreement"), pursuant to which the Bank, upon certain terms and conditions, has made a loan to the Borrower;

      WHEREAS, pursuant to tax-free reorganization and exchange transactions more particularly described in that certain Registration Statement on Form S-4 filed by Getty Realty Corp., a Delaware corporation ("Getty"), and Power Test Investors Limited Partnership, a New York limited partnership ("PTI"), on January 12, 1998 with the Securities and Exchange Commission (the "Form S-4"), Getty Realty Holding Corp., a Maryland corporation ("Holdings"), has issued (a) shares of common stock (the "Common Shares"), $0.01 par value per share, of Holdings to the shareholders of Getty in exchange for their interest in Getty, and (b) shares of Series A Preferred Stock, $0.01 par value per share, of Holdings (the "Preferred Shares"), to (i) the holders of units of partnership interests in PTI and (ii) CLS General Partnership Corp., a Delaware corporation ("CLS"), in exchange for the general partnership interest in the Borrower;

      WHEREAS, the Common Shares and the Preferred Shares were issued pursuant to the Agreement and Plan of Reorganization and Merger
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by and among Getty, PTI and CLS, dated as of December 16, 1997, as described in the Form S-4;

      WHEREAS, effective January 30, 1998, Getty changed its name to Getty Properties Corp., a Delaware corporation ("Properties");

      WHEREAS, effective January 30, 1998, Holdings changed its name to Getty Realty Corp., a Maryland corporation ("Realty");

      WHEREAS, effective January 30, 1998, PTI dissolved as a matter of law;

      WHEREAS, the general partnership interest in the Borrower has been transferred to Properties;

      WHEREAS, the Borrower has requested that certain provisions of the Loan Agreement be amended in order, among other things, to provide for certain changes; and

      WHEREAS, the Bank, subject to the terms and provisions hereof, has agreed to amend the Loan Agreement in order to provide for the foregoing matters;

      NOW, THEREFORE, the Borrower and the Bank hereby agree as follows:

      Section 1. Defined Terms. Capitalized terms used in this Second Amendment without definition that are defined in the Loan Agreement shall have the meanings set forth in the Loan Agreement.

      Section 2. Amendment to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Loan Agreement is hereby amended as follows:

            Section 2.1. Prior to giving effect to any other changes in this Second Amendment, all references in the Loan Agreement to "Realty" shall be deemed to be references to "Properties".

            Section 2.2. The definition of Realty set forth in Section 1 of the Loan Agreement is hereby deleted in its entirety and the following definition is substituted in place thereof:
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                  Realty means Getty Realty Corp., a Maryland corporation,
            successor by name change to Getty Realty Holding Corp.

            Section 2.3. The following definitions are hereby added to Section 1 of the Loan Agreement in the alphabetically appropriate order:

                  Properties means Getty Properties Corp., a Delaware
            corporation, successor by name change to Getty Realty Corp.

                  Properties Guaranty means that certain Guaranty Agreement
            dated as of January 30, 1998 by and between Properties and the Bank.

                  Realty Guaranty means that certain Guaranty Agreement dated as of January 30, 1998 by and between Realty and the Bank.

            Section 2.4. In lines 4 and 5 of the definition of Affiliate in
      Section 1 of the Loan Agreement, the words "Realty, PTI, Marketing, CLS, Milton Cooper, Leo Liebowitz and Milton Safenowitz" are hereby deleted and the words "Realty and Properties" are substituted in place thereof.

            Section 2.5. The definition of Agreement is hereby deleted in its entirety and the following definition is substituted in place thereof:

                  Agreement means the Amended and Restated Loan Agreement dated as of October 31, 1995 between the Bank and the Borrower, as amended by First Amendment to the Amended and Restated Loan Agreement dated as of April 18, 1997, as further amended by the Second Amendment to the Amended and Restated Loan Agreement dated as of January 30, 1998, including the Exhibits and Schedules thereto, as such may be further amended, modified or supplemented.

            Section 2.6. In line 1 of the definition of Bank's Special Counsel in Section 1 of the Loan Agreement, the name "Bingham, Dana & Gould" is hereby replaced with the name "Bingham Dana LLP".

            Section 2.7. Lines 4 and 5 of the definition of Loan Documents in
      Section 1 of the Loan Agreement are hereby deleted in their entirety and the following lines are substituted in place thereof:
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            Agreement, the Realty Guaranty, the Properties Guaranty and all
            other agreements or documents under which the Borrower, Realty or Properties create or assume liabilities or obligations owed the Bank with respect to

            Section 2.8. In line 1 of the definition of Partners in Section 1 of the Loan Agreement, the words "CLS, PTI" are hereby deleted and the words "Realty, Properties" are substituted in place thereof.

            Section 2.9. In the definition of Security Documents in Section 1 of the Loan Agreement, after the word "Mortgages" the words ", the Realty Guaranty, the Properties Guaranty" are hereby inserted.

            Section 2.10. In the definition of Subsidiary in Section 1 of the Loan Agreement, the following sentence is hereby added to the end of such definition: "For the purposes of this Loan Agreement, the Borrower shall be deemed to be a Subsidiary of Realty."

            Section 2.11. The following words are hereby added at the end of the definition of Three Party Lease Agreement in Section 1 of the Loan
      Agreement: "as such may be amended, modified, varied or supplemented from time to time".

            Section 2.12. Section 2.3(b) of the Loan Agreement is hereby amended by deleting the table set forth therein in its entirety and replacing it with the following new table:

       Funded Debt to EBITDA Ratio          Interest Rate
       ---------------------------          -------------
       .50x or less to 1                    LIBOR Rate + 0.875%
       .51x - .75x to 1                     LIBOR Rate + 1.00%
       .76x - 1.00x to 1                    LIBOR Rate + 1.125%
       1.01x - 1.24x to 1                   LIBOR Rate + 1.25%
       1.25x - 1.49x to 1                   LIBOR Rate + 1.375%
       1.50x - 1.74x to 1                   LIBOR Rate + 1.50%
       1.75x - 1.99x to 1                   LIBOR Rate + 1.625%
       2.00x or greater to 1                LIBOR Rate + 1.75%

            Section 2.13. Section 2.13 of the Loan Agreement is hereby deleted in its entirety.

            Section 2.14. In Section 3.2 of the Loan Agreement, all references to "CLS" shall be deemed to be references to "Properties" and all references to "PTI" shall be deemed to be references to "Realty".
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            Section 2.15. In line 3 of Section 3.25 of the Loan Agreement, the words "PTI, Marketing, Realty, CLS, Milton Cooper, Leo Liebowitz and Milton Safenowitz" are hereby deleted and the words "Realty and Properties" are substituted in place thereof.

            Section 2.16. Section 5.8 of the Loan Agreement is deleted in its entirety and the following is substituted in place thereof:

                  Section 5.8. Financial Statements, Certificates and Other
            Information. The Borrower will furnish or cause to be furnished to the Bank with regard to the Borrower, Marketing, Properties and Realty, as the case may be:

                        (a) as soon as available but in any event within
                  forty-five (45) days after the end of each of the first three fiscal quarters in any fiscal year of Realty and Marketing, unaudited consolidated balance sheets for Realty and its Subsidiaries and for Marketing as at the end of such quarter, and unaudited consolidated statements of income and summaries of changes in financial position for Realty and its Subsidiaries and for Marketing for the period commencing with the end of the preceding fiscal year and ending with the end of such quarter, prepared in accordance with generally accepted accounting principles consistently applied, in each case the financial statements for Realty and its Subsidiaries shall be certified by the chief financial officer of Realty, subject, however to audit and year-end adjustments;

                        (b) as soon as available but in any event within ninety
                  (90) days after the end of each fiscal year of Realty and Marketing, audited consolidated balance sheets for Realty and its Subsidiaries and for Marketing as at the end of such fiscal year and audited consolidated statements of income and summaries of changes in financial position for Realty and its Subsidiaries and for Marketing for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, in each case accompanied by the opinion of and report by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing selected by Realty or Marketing, as the case may be, and
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                  acceptable to the Bank, such opinion to be unqualified as to scope limitations imposed by Realty or Marketing and otherwise without qualification except as therein noted;

                        (c) to the extent available, if at all, as soon as
                  available but in any event within one hundred eighty (180) days after the end of each fiscal year of Realty or Marketing, any CPA management letters prepared for Realty or any of its Subsidiaries relating to the annual audit;

                        (d) as soon as available but in any event within
                  forty-five (45) days after the end of each fiscal quarter of Realty and ninety (90) days after the end of each fiscal year of Realty, a statement from the Borrower of the Funded Debt to EBITDA Ratio as of the end of the most recent fiscal quarter of Realty and Marketing, together with a certificate of the chief financial officer of the Borrower stating that such statement fairly and accurately reflects the Funded Debt to EBITDA Ratio as of the end of the most recent fiscal quarter of Realty and is prepared in accordance with generally accepted accounting principles consistently applied; and

                        (e) with reasonable promptness, such other information
                  relating to the business or financial affairs of the Borrower, Marketing, Properties or Realty as the Bank may reasonably request.

            Section 2.17. In Section 5.9 of the Loan Agreement, the reference to "PTI" shall be deemed to be a reference to "Realty".

            Section 2.18. In line 3 of Section 5.18 of the Loan Agreement, all words after "Bank" to the end of the paragraph are hereby deleted.

            Section 2.19. Section 6.1 of the Loan Agreement is hereby deleted in its entirety.

            Section 2.20. Section 6.3 of the Loan Agreement is hereby deleted in its entirety.

            Section 2.21. In line 1 of Section 6.4 of the Loan Agreement, the word "The" is hereby deleted and the words "Other than the tax-free
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      reorganization and exchange transactions effected in accordance with that certain Agreement and Plan of Reorganization and Merger dated as of December 16, 1997, to which the Bank has expressly consented, the" are substituted in place thereof.

            Section 2.22. Sections 6.6, 6.7, 6.8, 6.9, 6.10, 6.17, and 6.20 of
      the Loan Agreement are hereby deleted in their entirety.

            Section 2.23. In each of Section 8(i) and Section 8(j) of the Loan Agreement, the words ",PTI or CLS" are hereby deleted and "or Realty" is substituted in place thereof.

      Section 3. Affirmation of Borrower. The Borrower hereby affirms its absolute and unconditional promise to pay to the Bank the Loan and all other amounts due under the Notes and the Loan Agreement, as amended hereby, at the times and in the amounts provided for therein. The Borrower confirms and agrees that the obligations of the Borrower to the Bank under the Loan Agreement, as amended hereby, remain secured by and entitled to the benefits of the Loan Documents as amended and in effect from time to time.

      Section 4. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that the representations and warranties of the Borrower set forth in the Loan Agreement were true and correct when made with respect to the Loan Agreement as in effect as of such time and continue to be true and correct on and as of the date hereof as if made on the date hereof.

      Section 5. Conditions to Effectiveness. The effectiveness of this Second Amendment shall be subject to the delivery to the Bank by (or on behalf of) the Borrower, contemporaneously with the execution hereof, of the following, in form and substance satisfactory to the Bank:

      (a) This Second Amendment executed and delivered by the Borrower and the Bank;

      (b) A Second Affirmation and Acknowledgment of Amended and Restated Hazardous Waste and PMPA Indemnification Agreement executed by Properties;

      (c) A Second Affirmation and Acknowledgment of Three Party Lease Agreement executed by Properties;

      (d) A favorable opinion from Samuel M. Jones, Esq., counsel to the Borrower, Realty, Marketing and Properties, addressed to the Bank
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and dated the date of the execution and delivery of this Second Amendment, in form, scope and substance satisfactory to the Bank;

      (e) Certified copies of all documents relating to the authorization and execution of this Second Amendment and the documents contemplated hereby and related authority and organizational documents of the Borrower, Realty and Properties and related organizational documents of Marketing as the Bank may request;

      (f) A Guaranty Agreement executed and delivered by Realty in form, scope and substance satisfactory to the Bank;

      (g) A Guaranty Agreement executed and delivered by Properties in form, scope and substance satisfactory to the Bank; and

      (h) Any other document or instrument the Bank may reasonably request.

      Section 6. Miscellaneous Provisions.

      (a) Except as otherwise expressly provided by this Second Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Second Amendment and the Loan Agreement shall be read and construed as one instrument.

      (b) THIS SECOND AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

      (c) This Second Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Second Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

      (d) Headings or captions used in this Second Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

      (e) The Borrower hereby agrees to pay to the Bank, on demand by the Bank, all out-of-pocket costs and expenses incurred or sustained by
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any Person in connection with the preparation of this Second Amendment
(including legal fees).

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be made by their duly authorized officers as a sealed instrument as of the date first set forth at the beginning of this Second Amendment.

                                        POWER TEST REALTY COMPANY
                                        LIMITED PARTNERSHIP

                                        By: Getty Properties Corp., its
                                            General Partner


                                             By: /s/ John J. Fitteron
                                                 -------------------------------
                                              Name: John J. Fitteron
                                              Title: Senior Vice President,
                                                     Treasurer and Chief
                                                     Financial Officer

                                        FLEET NATIONAL BANK, successor in
                                        interest to Fleet Bank of Massachusetts, N.A.


                                        By:
                                           -------------------------------------
                                         Name:  Michael A. Palmer
                                         Title: Vice President

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be made by their duly authorized officers as a sealed instrument as of the date first set forth at the beginning of this Second Amendment.

                                        POWER TEST REALTY COMPANY
                                        LIMITED PARTNERSHIP

                                        By: Getty Properties Corp., its
                                            General Partner


                                            By:
                                               ---------------------------------
                                             Name: John J. Fitteron
                                             Title: Senior Vice President,
                                                    Treasurer and Chief
                                                    Financial Officer

                                        FLEET NATIONAL BANK, successor in
                                        interest to Fleet Bank of Massachusetts, N.A.


                                            By: /s/ Michael A. Palmer
                                                --------------------------------
                                             Name: Michael A. Palmer
                                             Title: Vice President